UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 3, 2009

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37662
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06  Material Impairment

On December 3, 2009, Eastman Chemical Company decided to discontinue its Beaumont, Texas industrial gasification project. The text of the company’s release announcing this decision, including the facts and circumstances leading to the decision, is filed as Exhibit 99.01 to this Form 8-K and is incorporated herein by this reference. As previously reported, at September 30, 2009 approximately $230 million of the company’s assets were land, capitalized front-end engineering and design, methanol and ammonia assets, intangible assets, and goodwill related to the Beaumont, Texas gasification project. As a result of  the decision to discontinue the project, the company will in the fourth quarter 2009 recognize a pre-tax non-cash charge for the impairment of these assets estimated to be between $150 million-$180 million.

Item 9.01 Financial Statements and Exhibits:

(d) Exhibits

The following exhibit is furnished pursuant to Item 9.01:

99.01 Public release by the registrant on December 9, 2009 of discontinuation of Beaumont, Texas, Industrial Gasification Project.

EASTMAN CHEMICAL COMPANY - EMN

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By: /s/Scott V. King Scott V. King Vice President, Controller and Chief Accounting Officer
Date: December 9, 2009